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                                                                  EXHIBIT 10-b-2


                                  MARCH 1, 1999

AMENDMENTS TO 1998 STOCK OPTION PLAN

Upon motion duly made and seconded, Mr. Bressler abstaining, the following resolution was adopted:

                  RESOLVED, that the amendments to the Conexant Systems, Inc. 1998 Stock Option Plan as described in the document entitled "Memorandum of Proposed Amendments to Conexant Systems, Inc. 1998 Stock Option Plan", a copy of which was presented to, and ordered filed with the supporting records for, this meeting, be, and they hereby are, approved and adopted effective immediately.



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                                                                  EXHIBIT 10-b-2


                      MEMORANDUM OF PROPOSED AMENDMENTS TO
                  CONEXANT SYSTEMS, INC. 1998 STOCK OPTION PLAN

         It is proposed to amend the Conexant Systems, Inc. 1998 Stock Option Plan (the "Plan"), including to clarify the terms of options issued thereunder to any director of Conexant Systems, Inc. ("Conexant") who was not also a director of Rockwell International Corporation ("Rockwell") at the time of the spin-off of Conexant by Rockwell.

         New matter is set forth in underscored italics and deleted matter is lined through.

         1. Amend subsection 2(e) to read in its entirety as follows:

            e. Committee. The Compensation and Management Development Committee designated by the Board of Directors from among its members.

         2. Amend subsection 2(q) to read in its entirety as follows:

            q. Non-Employee Director. A present or former Non-Employee Director of Rockwell (other than a person who was a director of Conexant but not also a director of Rockwell on the Conexant Distribution Date).

         3. Amend subsection 2(r) to read in its entirety as follows:

            r. Participant. (i) Any Employee (a Continuing USA Participant) as of the close of business on May 31, 1996 who then held one or more outstanding Rockwell Options and who on or before the close of business on the Merger Closing Date became an employee of United Space Alliance, LLC (USA) immediately upon termination of employment (by retirement or otherwise) by Rockwell or a subsidiary corporation of Rockwell, but only for purposes of determining such an Employee's rights with respect to his or her outstanding Conexant Options and only so long as such Employee shall remain an employee of USA and Boeing North American, Boeing or any of their respective subsidiaries shall continue to own at least 50% of the total ownership interests in USA; (ii) any Employee (a Continuing




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         Boeing Participant) as of the opening of business on the Merger
         Closing Date who then held one or more outstanding Rockwell Options and who as of the close of business on that date remained or became an employee of Boeing North American, Boeing or any of their respective subsidiaries, but only for purposes of determining such an Employee's rights with respect to his or her outstanding Conexant Options and only so long as such Employee shall remain an employee of Boeing North American, Boeing, or any of their respective subsidiaries; (iii) any Employee (a Continuing Meritor Participant) as of the opening of business on the Meritor Distribution Date who then held one or more outstanding Rockwell Options and who as of the close of business on that date remained or became an employee of Meritor or any of its subsidiaries, but only for purposes of determining such an Employee's rights with respect to his or her outstanding Conexant Options and only so long as such an Employee shall remain an employee of Meritor or any of its subsidiaries; (iv) any Employee (or any director of Conexant who was not also a director of Rockwell on the Conexant Distribution Date) (a Continuing Conexant Participant) as of the opening of business on the Conexant Distribution Date who then held one or more outstanding Rockwell Options and who as of the close of business on that date remains or becomes an employee of Conexant or any of its subsidiaries (or a director of Conexant), but only for purposes of determining such an Employee's (or director's) rights with respect to his or her outstanding Conexant Options and only so long as such an Employee shall remain an employee of Conexant or any of its subsidiaries (or a director of Conexant); and (v) any other person (a Continuing Rockwell Participant) who on the Conexant Distribution Date held one or more outstanding Rockwell Options, but only for purposes of determining the rights of such a person with respect to his or her outstanding Conexant Options and only so long as such person (or his or her legatees, heirs or permitted assigns) shall remain entitled to exercise the Rockwell Options from which his or her Conexant Options are derived.

         4. Amend subsection 4(a) to read in its entirety as follows:

            a. If the employment by Rockwell or any of its subsidiaries of a Continuing Rockwell Participant, the service as a director of


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         Rockwell of any Non-Employee Director, the employment by USA of a
         Continuing USA Participant, the employment by Boeing North American, Boeing or any of their respective subsidiaries of a Continuing Boeing Participant, the employment by Meritor or any of its subsidiaries of a Continuing Meritor Participant or the employment by Conexant or any of it subsidiaries (or the service as a director of Conexant) of a Continuing Conexant Participant who (or whose permitted transferee) holds any outstanding Conexant Options terminates by reason of the death of the Participant, the Conexant Options not theretofore exercised may be exercised from and after the date of the death of the Participant for a period of three years (or until the expiration date specified in the Rockwell Option from which the Conexant Option is derived, if earlier) even if any of them was not exercisable at the date of death.

         5. Amend Section 4 by adding thereto a new subsection 4(e) as follows:

            e. If a Continuing Conexant Participant who was a director of Conexant but not also a director of Rockwell on the Conexant Distribution Date who (or whose permitted transferee) holds outstanding Conexant Options retires as a director of Conexant after attaining age 72 or completing an aggregate of ten years of service as a director of Rockwell or of Conexant whether or not any portion of those Conexant Options was exercisable at the date of retirement, the Conexant Options not theretofore exercised may be exercised from and after the date upon which they are first exercisable under the terms thereof for a period of five years from the date of retirement (or until the expiration date specified in the terms thereof, if earlier) even if any of them was not exercisable at the date of retirement.


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